Exhibit 10.2

AMENDMENT NO. 1 TO
MAGELLAN MIDSTREAM PARTNERS
LONG-TERM INCENTIVE PLANS
This AMENDMENT NO. 1 TO MAGELLAN MIDSTREAM PARTNERS LONG-TERM INCENTIVE PLANS (this “Amendment”), dated as of April 1, 2021, amends that certain (i) Magellan Midstream Partners Long-Term Incentive Plan, as amended and restated on January 26, 2016 (the “2016 LTIP”), and (ii) Magellan Midstream Partners Long-Term Incentive Plan, as amended and restated on January 26, 2021 (the “2021 LTIP”). For the avoidance of doubt, this Amendment shall continue to be effective as to the 2021 LTIP after the 2021 LTIP is approved by Magellan Midstream Partners, L.P.’s unitholders at the April 22, 2021 annual meeting of limited partners. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the 2016 LTIP and 2021 LTIP.
Pursuant to Sections 8(a) and (b) of the 2016 LTIP and 2021 LTIP, the 2016 LTIP and 2021 LTIP and all Awards granted or to be granted thereunder, are hereby amended by amending and restating Section 7, Change in Control, in its entirety as follows:
SECTION 7.     Change in Control.
(a)    Change in Control. A “Change in Control” shall be deemed to have occurred upon the occurrence of one or more of the following events: (i) any direct or indirect sale, lease, exchange, liquidation, division or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Partnership to any person or persons, other than to one or more Affiliates; (ii) the consolidation, reorganization, merger, recapitalization, exchange, division or other similar transaction (in one transaction or a series of related transactions) (any such transaction or series of transactions referred to herein as a “Merger”) pursuant to which (a) more than 50% of the combined voting power of the outstanding equity interests in the Company or its successor entities cease to be owned, directly or indirectly, by the Partnership, (b) more than 50% of the combined voting power of the outstanding equity interests in the Partnership or its successor entities cease to be, directly or indirectly, owned immediately following the Merger by the owners of such interests immediately prior to the Merger, or (c) the Company or one or more other Affiliates of the Partnership cease to be general partner(s) of the Partnership or its successor; (iii) a person or group other than the Partnership or its consolidated subsidiaries directly or indirectly becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 30% of the voting power of the then outstanding common units of the Partnership or its successor; or (iv) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board or of the board of directors or equivalent body of any successor parent of the Partnership or of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Partnership’s unitholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board in the ordinary course of business shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or otherwise outside the ordinary course of business. A Change in Control shall not be deemed to have occurred as a result of a transaction or series of transactions undertaken solely for the purpose of converting the Partnership from a limited partnership to a c-corporation or limited liability company.
(b)     Payout of Awards after Change in Control. If (i), during the period commencing on the earlier of (A) public announcement of the future occurrence of a Change in Control and (B) the execution of a definitive agreement in connection with the future occurrence of a Change in Control until two (2) years following a Change in Control (a “Change in Control Period”), a Participant has a Termination of Affiliation (excluding any transfer to an Affiliate of the Company) voluntarily by the Participant for Good Reason or involuntarily by the Company, the Partnership or an Affiliate thereof (other than due to Cause), and (ii) a Change in Control actually occurs during such Change in Control Period, then Awards granted prior to a Change in Control, shall automatically vest and become payable, in full, and all Restricted Periods shall terminate and all performance criteria, if any, shall be deemed to have been achieved at the maximum level with respect to such Awards. Any payout owed to the Participant pursuant to this section shall be settled in cash.
(c)    Notification of Good Reason Event. If, during a Change in Control Period, a Good Reason Event occurs, the Participant shall provide written notice to the Company not later than 90 days after the occurrence of the Good Reason Event setting forth in reasonable detail the circumstances that constitute the Good Reason Event and tendering his or her resignation for Good Reason. If the Participant does not provide notice as set forth above, the Participant shall not have the right to resign for Good Reason based on any Good Reason Event occurring more than 90 days before a notice is given. Upon receipt of the Participant’s written notice, the Company shall have 30 days to remedy the Good Reason Event or to notify the Participant of its intent to not remedy the Good Reason Event. If the Company remedies the Good Reason Event within such 30 day period, the Participant’s resignation for Good Reason shall be rescinded and the Company shall have no obligation to pay the amount due pursuant to this section. If the Company (i) does not cure the Good Reason Event within such 30 day period or (ii) provides notice to the Participant of its intent to not remedy the Good Reason Event, the Participant’s resignation shall be effective immediately, and the Company shall be obligated to make payment to the Participant as provided herein.
(d)    Definitions. For purposes of this Section 7 only, the following terms shall have the meanings set forth below:
(i)    “Cause” means, unless otherwise defined in an Award Agreement, the occurrence of any one or more of the following, as determined in the good faith and reasonable judgment of the Committee: (i) willful failure by a Participant to substantially perform his or her duties (as they existed immediately prior to a Change of Control), other than any such failure resulting from a Disability, or (ii) gross negligence or willful misconduct of the Participant which results in a significantly adverse effect upon the Company, the Partnership, or an Affiliate thereof, or (iii) willful violation or disregard of the code of business conduct or other published policy of the Company, the Partnership, or an Affiliate thereof by the Participant, or (iv) Participant’s conviction of a crime involving an act of fraud, embezzlement, theft, or any other act constituting a felony or causing material harm, financial or otherwise, to the Company, the Partnership, or an Affiliate thereof.
(ii)    “Termination of Affiliation” occurs on the first day on which an individual is for any reason no longer providing services to the Company, the Partnership, or an Affiliate thereof.
(iii)    “Good Reason” or “Good Reason Event” means, unless otherwise defined in an Award Agreement, the occurrence, within t a Change of Control Period and without a Participant’s prior written consent, of any one or more of the following:
(1)    a material change in the Participant’s duties from those assigned to the Participant immediately prior to a Change of Control Period, unless associated with a bona fide promotion of the Participant and a commensurate increase in the Participant’s compensation, in which case the Participant shall be deemed to consent;
(2)    a significant reduction in the authority and responsibility assigned to the Participant;

(3)    the removal of the Participant from, or failure to reelect the Participant to, any corporate or similar office of the Company, the Partnership, or an Affiliate thereof to which the Participant may have been elected and was occupying immediately prior to a Change of Control Period, unless associated with a bona fide promotion of the Participant and a commensurate increase in the Participant’s compensation or in connection with the election or appointment of the Participant to a corresponding or higher office of the Company or any Affiliate, in each which case the Participant shall be deemed to consent;
(4)    a reduction of more than 10% of a Participant’s base salary;
(5)    termination of any of the incentive compensation plans of the Partnership or the Company in which the Participant shall be participating at the time of commencement of a Change of Control Period, unless such plan is replaced by a successor plan providing incentive opportunities and awards at least as favorable to the Participant as those provided in the plan being terminated;
(6)    amendment of any of the incentive compensation plans of the Partnership or the Company in which the Participant shall be participating at the time of commencement of a Change of Control Period so as to provide for incentive opportunities and awards less favorable to the Participant than those provided in the plan being amended;
(7)    failure by the Company, the Partnership, or an Affiliate thereof to continue the Participant as a participant in any of the Company’s or Partnership’s incentive compensation plans in which the Participant is participating immediately prior to a Change of Control Period on a basis comparable to the basis on which other similarly situated employees participate in such plan;
(8)    except in relation to a wage freeze applicable to all employees of the Company, the Partnership, or an Affiliate thereof, modification of the administration of any of the incentive compensation plans so as to adversely affect the level of incentive opportunities or awards actually received by the Participant;
(9)    a requirement by the Company, the Partnership, or an Affiliate thereof that the Participant’s principal duties be performed at a location more than fifty (50) miles from the location where the Participant was employed immediately preceding a Change of Control Period, except for travel reasonably required in the performance of the Participant’s duties;
(10)    a signification reduction in the authority, duties or responsibilities of the supervisor to whom the Participant reports, including a requirement that the Participant report to an officer of the Company or employee instead of reporting directly to the board of directors of the Company;
(11)    a significant reduction in the budget over which the Participant retains authority; or
(12)    any other action or inaction that constitutes a material breach by the Partnership, Company or Affiliate of an agreement, if any, under which the Participant provides services.